Exhibit 99.1

Fast Radius Reports First Quarter 2022 Results, Raises 2022 Revenue Outlook

Chicago, IL – May 12, 2022 –– Fast Radius, Inc. (“Fast Radius”) (Nasdaq: FSRD), a cloud manufacturing and digital supply chain company, reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary

●
Revenue increased 65% to $6.3 million in 2022 compared to $3.8 million in first quarter 2021;
●
Total Bookings were $7 million in 2022, an increase of 36% compared to first quarter 2021;
●
Net loss was $44.6 million in 2022, or $0.73 per diluted share, compared to a net loss of $12.8 million, or $0.33 per diluted share, in first quarter 2021; and
●
Adjusted EBITDA loss was $21.2 million in 2022 compared to a loss of $8.2 million in first quarter 2021.

Management Commentary

“In the first quarter, we grew revenue by 65% compared to the year ago period, driven by increased demand from new and existing customers,” said Lou Rassey, Co-Founder and CEO of Fast Radius. “Our performance further demonstrates that customers need new, more flexible and more sustainable digital manufacturing and supply chain solutions, and we believe that Fast Radius is well-positioned to meet that demand. Accordingly, we’re pleased to raise our full year revenue outlook to a range of $29 million to $34 million, which would represent an increase of 45% to 70% year over year.

Importantly, we are pleased to have secured additional equity financing. We believe this is a helpful step and provides incremental flexibility as we work to obtain additional capital this year. As we move into the second quarter and beyond, we are focused on building on our momentum from our cloud-based manufacturing platform, including the recently launched Studio software tools. We are continuing to enhance our software and solutions, build out our customer base and user community, and grow our supplier network to expand our on-demand marketplace offering. As we focus on these discrete areas, we anticipate helping more companies bring products to market more flexibly, sustainably, and cost effectively.”

2022 Revised Outlook

For the full year 2022, Fast Radius is increasing its revenue guidance and expects revenue to be within the range of $29 million to $34 million. Adjusted EBITDA loss is expected to be within the range of $72 million to $65 million.

Subsequent Events

On May 11, 2022, Fast Radius entered into a purchase agreement and registration rights agreement with Lincoln Park Capital (“Lincoln Park”), a Chicago-based institutional investor, whereby, over a 24-month period, Fast Radius will have the right and the sole discretion to sell to Lincoln Park up to $30 million worth of common stock. Any proceeds realized may be used at Fast Radius’ discretion and are available on an as-needed basis, subject to the terms and conditions of the agreements, market conditions and other factors, providing Fast Radius with additional liquidity.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Conference Call

Fast Radius management will host a conference call for investors, followed by a question-and-answer session as follows:

Conference Call Details:

Date: Thursday, May 12, 2022

Time: 9:00 a.m. ET / 8:00 a.m. CT

Webcast Event: Link

Toll-Free Dial-in Number: (888) 708-0727

International Dial-in Number: (629) 228-0944

Conference ID: 1219409

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of Fast Radius’ website at ir.fastradius.com.

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty connecting with the conference call, please contact Gateway at (949) 574-3860.

About Fast Radius, Inc.

Fast Radius, Inc. is a leading cloud manufacturing and digital supply chain company. The Fast Radius Cloud Manufacturing Platform™ provides software applications and manufacturing solutions that help engineers design, make, and fulfill commercial-grade parts, when and where they are needed. This enables companies to manufacture and ship parts easily, flexibly, and sustainably. Founded in 2017, Fast Radius, Inc. is headquartered in Chicago with offices in Atlanta, Louisville, and Singapore and microfactories in Chicago and at the UPS Worldport facility in Louisville, KY. To learn more about Fast Radius and how its digital manufacturing capabilities are helping companies, please visit www.fastradius.com or connect with us on LinkedIn at www.linkedin.com/company/fast-radius/ or Twitter @fastradius.

Non-GAAP Financial Measures

This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA. Adjusted EBITDA excludes special items. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect Fast Radius’ reported operations for a period.

For the quarter ended March 31, 2022, special items include the change in fair value of warrant liabilities, the change in fair value of derivative liabilities and transaction costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact Fast Radius’ reported operations for a period. Additionally, stock-based compensation expense is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and Fast Radius’ board of directors assess performance.

Non-GAAP financial measures may enhance an understanding of Fast Radius’ operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of Fast Radius’ past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Fast Radius is unable to present a quantitative reconciliation to the most directly comparable U.S. GAAP measure for the forward-looking non-GAAP financial measure used in this presentation without unreasonable effort as certain items that impact this measure, such as the potential impact of future business or asset acquisitions or dispositions, the changes in the fair value of financial instruments or other unusual or infrequently occurring items that may occur later in 2022 have not yet occurred, are sometimes out of Fast Radius’ control and cannot be predicted.

Total Bookings

Total Bookings is a metric Fast Radius uses to forecast long-term revenues and to measure the effectiveness of its sales and marketing initiatives. Total Bookings may be useful to an investor because it helps understand the potential growth trajectory of revenues. Total Bookings represents the anticipated contract value of goods and services to be delivered in the future under contracts (or purchase orders) which have been executed as well as contracts under negotiation that are priced, fully scoped, verbally awarded, and expected to be executed shortly. It is anticipated that the majority of goods or services included in each booking for a given fiscal quarter will be earned as revenues within the quarter or subsequent four fiscal quarters, with the specific timing determined by the nature and scope of each individual contract (or purchase order). However, in some cases, larger than average, long-term purchase orders may have a delivery schedule that spans beyond four quarters. Executed purchase orders also may be terminated or delayed at any time by Fast Radius’ customers for reasons beyond its control. To the extent projects are canceled or delayed, the anticipated timing of Fast Radius’ revenues could be materially adversely affected.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that Fast Radius is unable to obtain additional funding on terms that are acceptable to Fast Radius or at all; (ii) the outcome of any legal proceedings that may be instituted against Fast Radius, including following the consummation of the business combination (the “Transaction”), (iii) the ability to maintain the listing of Fast Radius’ securities on a national securities exchange, (iv) changes in the competitive industries in which Fast Radius operates, variations in operating performance across competitors, changes in laws and regulations affecting Fast Radius’ business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and the ability to identify and realize additional opportunities, (vi) risks related to the uncertainty of Fast Radius’ projected financial information, (vii) risks related to Fast Radius’ potential inability to become profitable and generate cash, (viii) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic or the armed conflict between Russia and Ukraine, (ix) the risk that demand for Fast Radius’ cloud manufacturing technology does not grow as expected, (x) the ability of Fast Radius to retain existing customers and attract new customers, (xi) the potential inability of Fast Radius to manage growth effectively, (xii) the potential inability of Fast Radius to increase its cloud manufacturing capacity or to achieve efficiencies regarding its cloud manufacturing process or other costs, (xiii) the enforceability of Fast Radius’ intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xiv) Fast Radius’ dependence on senior management and other key employees, (xv) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Fast Radius operates, and (xvi) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties more fully described in Fast Radius’ filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022 and other periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Fast Radius does not give any assurance that it will achieve its expectations.

Contacts

Fast Radius Investor Relations

Cody Slach, Alex Thompson

(949) 574-3860

FastRadius@GatewayIR.com

Fast Radius Public Relations

Morgan Scott

(312) 465-6345

PR@FastRadius.com

Fast Radius, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$57,360	$8,702
Accounts receivable, net of allowances for doubtful accounts of $850 and $930, respectively	7,249	7,015
Inventories	766	449
Prepaid production costs	695	987
Prepaid expenses and other current assets	10,506	4,422
Total current assets	76,576	21,575
Non-current assets:
Property and equipment, net	10,526	9,528
Other non-current assets	3,555	535
Total assets	$90,657	$31,638

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$3,764	$3,987
Accrued compensation	3,500	3,097
Accrued and other liabilities	16,495	11,610
Advances from customers	95	258
Accrued liabilities - related parties	2,888	2,513
Warrant liability	-	2,968
Current portion of term loans	18,463	13,266
Total current liabilities	45,205	37,699
Other long-term liabilities	48	396
Warrant liability	2,500	-
Term loans - net of current portion and debt issuance costs	10,458	16,776
Related party convertible notes and derivative liability	-	16,857
Total liabilities	58,211	71,728

Commitment and contingencies
Stockholders' equity (deficit)
Common stock, $0.0001 par value, authorized 350,000,000 shares; issued 73,041,156 and 39,656,951 shares as of March 31, 2022 and December 31, 2021, respectively	7	4
Additional paid-in capital	225,373	83,399
Accumulated Deficit	(192,934)	(123,493)
Total stockholders’ equity (deficit)	32,446	(40,090)

Total liabilities and stockholders' equity (deficit)	$90,657	$31,638

Fast Radius, Inc.

Consolidated Statements of Net Loss

(Unaudited)

(in thousands, except share data)

	Three Months Ended March 31,
	2022	2021
Revenues	$6,262	$3,796
Cost of revenues	5,629	2,966
Gross Profit	633	830
Operating expenses
Sales and marketing	6,336	3,469
General and administrative	38,225	7,712
Research and development	3,332	1,146
Total operating expenses	47,893	12,327
Loss from Operations	(47,260)	(11,497)
Change in fair value of warrants	5,295	(1,253)
Change in fair value of derivatives	30	-
Interest income and other income (expense), net	(1)	9
Interest expense, including amortization of debt issuance costs	(2,664)	(45)
Loss before income taxes	(44,600)	(12,786)
Provision for income taxes	—	—
Net Loss	$(44,600)	$(12,786)
Net loss per share
Basic and Diluted	$(0.73)	$(0.33)

Weighted average shares outstanding:
Basic and Diluted	60,851,683	39,063,996

Fast Radius, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Measures

(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(44,600)	$(12,786)
Interest expense	2,664	45
Income tax expense (benefit), net	-	-
Depreciation and amortization	654	231
EBITDA	(41,282)	(12,510)
Stock compensation expense	20,368	254
Change in fair value of warrant liability	(5,295)	1,253
Change in fair value of derivative liability	(30)	-
Transaction costs	4,994	2,776
Adjusted EBITDA	(21,245)	(8,227)